SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2003

ECHOSTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5701 S. SANTA FE DRIVE
LITTLETON, COLORADO	80120
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(303) 723-1000

ITEM 5. OTHER EVENTS
SIGNATURES
INDEX TO EXHIBITS
EX-99.1 Press Release

ITEM 5. OTHER EVENTS

On October 21, 2003, EchoStar Communications Corporation confirmed that effective October 20, 2003, it completed the previously announced redemption of $1.0 billion principal amount of its 4 7/8% Convertible Subordinated Notes due 2007. See Press Release, dated October 21, 2003, “EchoStar Completes Redemption of 4 7/8% Convertible Subordinated Notes” attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION

Dated: October 21, 2003	By: /s/ Michael R. McDonnell

Michael R. McDonnell
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release “EchoStar Completes Redemption of 4 7/8% Convertible Subordinated Notes” dated October 21, 2003.